UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016 (September 30, 2016)

QUINTILES IMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4820 Emperor Blvd. Durham, North Carolina		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Quintiles Transnational Holdings Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth below under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As previously reported in the Current Report on Form 8-K filed by Quintiles Transnational Holdings Inc. (“Quintiles”) on May 3, 2016, in connection with the Merger Agreement (as hereinafter defined), Quintiles, as the Surviving Corporation entered into a Shareholders Agreement with certain of the largest post-Merger shareholders (the “New Shareholders Agreement”). At the effective time of the Merger (as hereinafter defined), the New Shareholders Agreement superseded and replaced Quintiles’ existing Amended and Restated Shareholders Agreement dated February 5, 2015 and Second Amended and Restated Registration Rights Agreement, dated May 14, 2013, as amended.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 3, 2016, Quintiles completed its previously announced merger of equals transaction (the “Merger”) with IMS Health Holdings, Inc. (“IMS Health”). Pursuant to the terms of the merger agreement dated as of May 3, 2016 between Quintiles and IMS Health (the “Merger Agreement”), in connection with the closing, IMS Health was merged with and into Quintiles, and the separate corporate existence of IMS Health ceased, with Quintiles continuing as the surviving corporation (the “Surviving Corporation” or the “Company”) in the Merger. Immediately prior to the completion of the Merger, Quintiles reincorporated as a Delaware corporation. The Surviving Corporation is operating under the name Quintiles IMS Holdings, Inc., and its stock, including shares to be issued in the Merger, are trading on the New York Stock Exchange (the “NYSE”) under the symbol “Q.” Following completion of the Merger, the IMS Health common stock ceased trading on, and was delisted from, the NYSE. At the effective time of the Merger, each issued and outstanding share of IMS Health common stock, par value $0.01 per share (“IMS Health common stock”), was automatically converted into the right to receive 0.3840 of a share of Surviving Corporation common stock, par value $0.01 per share (“Surviving Corporation common stock”).

The issuance of Surviving Corporation common stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S–4 (File No. 333-211794), filed with the Securities and Exchange Commission (the “Commission”) and declared effective on August 15, 2016. The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) dated August 15, 2016 and filed with the Commission on August 16, 2016 contains additional information about the Merger and the related transactions.

Based on the shares outstanding and reserved for issuance of both Quintiles and IMS Health as of September 29, 2016, it is anticipated that there will be approximately 126,648,948 shares of common stock issued in the Merger, resulting in approximately 245,921,362 shares outstanding immediately following the Merger, with an additional 27,885,369 shares reserved for issuance under equity plans.

Upon the completion of the Merger, former Quintiles shareholders own approximately 48.8% of the Surviving Corporation on a fully diluted basis and former IMS Health stockholders hold approximately 51.2% of the Surviving Corporation on a fully diluted basis, based on the shares outstanding for both Quintiles and IMS Health as of September 29, 2016.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Quintiles Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 3, 2016, which is incorporated herein by reference.

On October 3, 2016, Quintiles and IMS Health issued a joint press release announcing the consummation of the transactions contemplated by the Merger Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On October 3, 2016, immediately following the effective time of the Merger, Quintiles Transnational Corp., a wholly-owned subsidiary of Quintiles, merged with and into IMS Health Incorporated, a wholly-owned subsidiary of IMS Health, following which IMS Health Incorporated continued as a direct, wholly-owned subsidiary of Quintiles, operating under the name Quintiles IMS Incorporated.

As of October 3, 2016, Quintiles IMS Incorporated had issued and outstanding $1,750 million equivalent in principal amount of senior notes that were issued on September 28, 2016, consisting of (i) $1,050 million of 5% senior notes due 2026 (the “5% Dollar Notes”) and (ii) €625 million of 3.5% senior notes due 2024 (the “3.5% Euro Notes” and, together with the 5% Dollar Notes, the “2016 Notes”). The 2016 Notes were issued pursuant to an indenture, dated September 28, 2016, among Quintiles IMS

Incorporated, U.S. Bank National Association, as trustee of the 2016 Notes and certain subsidiaries of Quintiles IMS Incorporated. On October 3, 2016, certain domestic wholly-owned subsidiaries of Quintiles became guarantors of the 2016 Notes pursuant to the first supplemental indenture among such guarantors and U.S. Bank National Association, as trustee. The 2016 Notes are unsecured obligations of Quintiles IMS Incorporated. The 5% Dollar Notes will mature on October 15, 2026 and will bear interest at the rate of 5% per year, with interest payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2017. The 3.5% Euro Notes will mature on October 15, 2024 and will bear interest at the rate of 3.5% per year, with interest payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2017. Quintiles IMS Incorporated may redeem the 5% Dollar Notes and the 3.5% Euro Notes, either together or separately, prior to their final stated maturity, subject to a customary make-whole premium, at any time prior to October 15, 2021 with respect to the 5% Dollar Notes and October 15, 2019 with respect to the 3.5% Euro Notes (in each case subject to a customary “equity claw” redemption right) and thereafter subject to annually declining redemption premiums at any time prior to October 15, 2024 with respect to the 5% Dollar Notes and October 15, 2021 with respect to the 3.5% Euro Notes. The foregoing description of the 2016 Notes is qualified in its entirety by reference to the indenture relating thereto, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

The proceeds from the issuance of the 2016 Notes and term loan borrowings under the Quintiles IMS Incorporated senior secured credit facilities described below were used, in part, to repay in full the term loans outstanding under the credit agreement dated as of May 12, 2015 among Quintiles Transnational Corp., the lenders party thereto and J.P. Morgan Chase Bank, N.A., as administrative agent, and will also be used, in part, to redeem the 6% Notes described below.

As of October 3, 2016, Quintiles IMS Incorporated also had issued and outstanding $500 million principal amount of 6% senior notes due 2020 (the “6% Notes”). On September 30, 2016, Quintiles IMS Incorporated directed Wells Fargo Bank, National Association to provide a notice of redemption to the holders of the 6% Notes. The 6% Notes will be redeemed on November 1, 2016 at a redemption price equal to 101.5% of the aggregate outstanding principal amount of the 6% Notes plus accrued interest to the redemption date. A description of the 6% Notes is included in IMS Health’s Annual Report on Form 10-K for the year ended December 31, 2015 and is incorporated by reference herein.

As of October 3, 2016, Quintiles IMS Incorporated also had issued and outstanding €275 million principal amount of 4.125% senior notes due 2023 (the “4.125% Notes”). Under the terms of the indenture governing the 4.125% Notes, within 30 days of the Merger, the subsidiaries of the Surviving Corporation that guarantee Quintiles IMS Incorporated’s senior secured credit facilities are required to enter into a supplemental indenture pursuant to which they will guarantee the obligations of Quintiles IMS Incorporated as the issuer under the 4.125% Notes. A description of the 4.125% Notes is included in IMS Health’s Annual Report on Form 10-K for the year ended December 31, 2015 and is incorporated by reference herein.

On October 3, 2016, certain of the Surviving Corporation’s domestic wholly-owned subsidiaries guaranteed the obligations of Quintiles IMS Incorporated, IMS AG and IMS Japan K.K., as co-borrowers, under the Quintiles IMS Incorporated senior secured credit facilities, consisting of a $900 million term A dollar loan facility, $450 million dollar equivalent term A euro loan facility, $1,000 million of revolving credit facilities, $1,704 million term B dollar loan facility and €728 million term B euro loan facility and, in connection therewith, granted a security interest in substantially all of their assets. All borrowings under the senior secured credit facilities are subject to the satisfaction of customary conditions, including the accuracy of certain representations and warranties and the absence of a default. In addition, the senior secured credit facilities provide that Quintiles IMS Incorporated has the right to replace and extend existing commitments with new commitments from existing or new lenders. The lenders under the senior secured credit facilities are not under any obligation to provide any such additional commitments, and any increase in, or replacement or extension of, commitments is subject to several conditions precedent and limitations. A description of the senior secured credit facilities is included in the IMS Health Annual Report on Form 10-K for the year ended December 31, 2015 and is incorporated by reference herein, and the foregoing description of the senior secured credit facilities is qualified in its entirety by reference to amendment no. 3 to Quintiles IMS Incorporated’s third amended and restated credit agreement relating thereto, a copy of which is filed as Exhibit 10.9 to this Current Report on Form 8-K.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On October 3, 2016, Quintiles changed its state of incorporation from the State of North Carolina to the State of Delaware (the “Reincorporation”) pursuant to a plan of conversion, dated as of May 3, 2016 (the “Plan of Conversion”). As previously reported in Quintiles’ Current Report on Form 8-K filed on September 22, 2016, the Reincorporation was approved by shareholders at the Company’s Special Meeting of Shareholders held on September 22, 2016 (the “Special Meeting”).

Certain rights of Quintiles shareholders were changed as a result of the Reincorporation, as described in the Joint Proxy Statement/Prospectus, under the sections entitled “The Reincorporation” beginning on page 154 and “Comparison of Rights of Stockholders” beginning on page 162, which descriptions are incorporated in their entirety herein by reference.

The foregoing descriptions of the new Certificate of Incorporation and Bylaws of the Surviving Corporation do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 3.3 and 3.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Board of Directors

As previously reported in Quintiles’ Current Report on Form 8-K filed with the Commission on August 29, 2016, pursuant to the terms of the Merger Agreement, the resignation of certain directors of Quintiles and the appointment of certain director designees of IMS Health to serve as members of the board of directors of the Surviving Corporation (the “Board”) became effective as of the Effective Time. As a result, the composition of the Board is as follows:

Class I (Term expires 2017)	Class II (Term expires 2018)	Class III (Term expires 2019)
Jonathan J. Coslet	Ari Bousbib	John P. Connaughton
Michael J. Evanisko	John M. Leonard, M.D.	John G. Danhakl
Dennis B. Gillings, CBE	Thomas H. Pike	James A. Fasano
Ronald A. Rittenmeyer	Todd B. Sisitsky	Jack M. Greenberg

Effective immediately upon completion of the Merger, Ari Bousbib became Chairman, Chief Executive Officer and President and Thomas A. Pike became Vice Chairman and President, Research & Development Solutions.

Further, effective immediately upon completion of the Merger, the Board appointed the following directors to serve on the following committees of the Board:

Audit Committee:	Michael J. Evanisko, James A. Fasano, John M. Leonard and Ronald A. Rittenmeyer, with James A. Fasano serving as Chair

Nominating and Governance Committee:	John G. Danhakl, Jack M. Greenberg, John M. Leonard and Todd B. Sisitsky, with Jack M. Greenberg serving as Chair

Leadership Development and Compensation Committee:	John P. Connaughton, Jack M. Greenberg, Ronald A. Rittenmeyer and Todd B. Sisitsky, with Ronald A. Rittenmeyer serving as Chair

More information about agreements relating to the Board and certain related compensatory arrangements may be found in the Joint Proxy Statement/Prospectus under the sections entitled “The Merger – Interests of Quintiles Directors and Executive Officers in the Merger” beginning on page 92, “—Interests of IMS Health Directors and Executive Officers in the Merger” beginning on page 98, “— Board of Directors and Executive Officers Following the Merger” beginning on page 102, “The Merger Agreement – Governance Matters After the Merger” beginning on page 117 and “The Shareholders Agreement” beginning on page 127, which descriptions are incorporated in their entirety herein by reference.

Executive Officers

Upon completion of the Merger, the following appointments to the Surviving Corporation’s senior leadership team became effective:

Name	Age	Title
Ari Bousbib	55	Chairman, Chief Executive Officer and President
Thomas H. Pike	57	Vice Chairman and President, Research & Development Solutions
Michael R. McDonnell	52	Executive Vice President and Chief Financial Officer
James H. Erlinger III	58	Executive Vice President, General Counsel and Secretary
Kevin C. Knightly	55	President, Information and Technology Solutions

More information about agreements relating to the Surviving Corporation’s executive officers and certain related compensatory arrangements may be found in the Joint Proxy Statement/Prospectus under the sections entitled “The Merger – Interests of Quintiles Directors and Executive Officers in the Merger” beginning on page 92, “—Interests of IMS Health Directors and Executive Officers in the Merger” beginning on page 98, “— Board of Directors and Executive Officers Following the Merger” beginning on page 102, and “The Merger Agreement – Governance Matters After the Merger” beginning on page 117, which descriptions are incorporated in their entirety herein by reference.

Letter Agreements with Mr. McDonnell and Mr. Erlinger

Effective upon completion of the Merger and the approval of the Leadership Development and Compensation Committee of the Board (the “Committee”), the Company and each of Mr. McDonnell and Mr. Erlinger (each, an “officer”) entered into letter agreements (collectively, the “Letter Agreements”), which provide for amendments to, and the waiver of, certain provisions of each officer’s existing employment arrangements. Mr. Erlinger’s Letter Agreement provides that if Mr. Erlinger elects to terminate his employment by retirement at age 60, his unvested equity awards that have been outstanding for at least one year will vest, subject to certain limitations. Mr. McDonnell’s Letter Agreement additionally provides that Mr. McDonnell’s principal place of employment will change from Raleigh-Durham, North Carolina to the Surviving Corporation’s offices in Parsippany, New Jersey (the “Office Location Change”), and requires that Mr. McDonnell relocate to the New York/New Jersey metropolitan area within 12 months of the closing of the merger. If the Office Location Change is completed by that time, on the date such change is completed; (1) any equity awards held by Mr. McDonnell that were outstanding as of the closing of the merger will fully vest and (2) Mr. McDonnell will receive a one-time equity award in the form of time-based restricted stock units, which will vest in equal one-third installments over three years, with an aggregate grant date dollar value equal to $1,500,000, subject to the terms and conditions of the Surviving Corporation equity plan then in effect.

The foregoing summary of the Letter Agreements does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Letter Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference herein.

Restricted Stock Award

Effective as of September 30, 2016, the Compensation and Talent Development Committee of Quintiles (the “Quintiles Committee”) approved a new form of restricted stock award agreement pursuant to the Company’s 2013 Stock Incentive Plan which provides for, among other things, vesting of one-third of the award on each of first three anniversaries of the grant, subject to accelerated vesting upon death, disability, termination by the Company without cause or termination by the participant for good reason. The foregoing summary of the form of restricted stock award does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the award agreement, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

In addition, pursuant to an Amendment (the “Amendment”) to the Company’s Executive Employment Agreement, dated April 12, 2012, with Quintiles’ Chief Executive Officer, Thomas Pike (the “Original Agreement”), which was previously reported in its Current Report on Form 8-K filed on May 3, 2016, the Quintiles Committee approved the grant of 86,356 shares of restricted stock to Mr. Pike with a target grant date value of $7 million, which will vest in three equal quarterly installments on June 30, September 30 and December 31, 2017, subject to accelerated vesting under certain circumstances set forth in the Amendment.

Resignation of Kevin K. Gordon

In connection with the Merger, Kevin K. Gordon, a principal operating officer of Quintiles, resigned as Executive Vice President and Chief Operating Officer of Quintiles effective as of the Effective Time.

Assumption of IMS Health Equity Plans and Awards

At the effective time of the Merger and in accordance with the Merger Agreement, the Surviving Corporation assumed all outstanding IMS Health stock-based awards and converted such awards into Surviving Corporation stock-based awards with respect to approximately 5,669,539 shares of Surviving Corporation common stock as of September 29, 2016. The Surviving Corporation has also assumed the IMS Health stock plans pursuant to which the assumed and converted IMS Health awards were issued, which, as amended and restated effective as of October 3, 2016, are the Quintiles IMS Holdings, Inc. 2010 Equity Incentive Plan, the Quintiles IMS Holdings, Inc. 2014 Incentive and Stock Award Plan, and the Quintiles IMS Holdings, Inc. Defined Contribution Executive Retirement Plan (collectively, the “IMS Health Plans”).

The foregoing descriptions of the IMS Health Plans are not complete and are qualified in their entirety by reference to the full text of the plans, copies of which are attached as Exhibits 10.5, 10.6 and 10.7 and which are hereby incorporated herein by reference.

Indemnification Agreements with Non-Management Directors

In connection with the Merger, the Surviving Corporation entered into indemnification agreements with each of the non-management directors, which generally provide for indemnification in connection with their service to the Surviving Corporation or on its behalf. The foregoing description of the indemnification agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.8 and which is hereby incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Upon the consummation of the Merger and in accordance with the Merger Agreement, the Surviving Corporation’s Certificate of Incorporation and Bylaws were each amended and restated in their entirety, as previously described in the Joint Proxy Statement/Prospectus. Additionally, the information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

On October 3, 2016, the Board amended the Bylaws (the “Amended and Restated Bylaws”) to the Company’s bylaws to remove the requirement that the Audit Committee have two members who each qualify as an “audit committee financial expert” in Section 5.3, to limit the right of directors to attend executive sessions of Board committees in Section 5.3, and to provide for the executive sessions presided over by the lead director in Section 2.9 to include non-management directors.

The description of the Certificate of Incorporation and the Amended and Restated Bylaws contained herein does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and Amended and Restated Bylaws of the Surviving Corporation, which are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On October 3, 2016, the Board approved the adoption of a new Code of Conduct, which includes the code of ethics for the Surviving Corporation (the “Code”). A copy of the Code is available on the Company’s website at www.quintilesims.com.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The audited consolidated statements of financial position of IMS Health as of December 31, 2015 and 2014 and the consolidated statements of comprehensive income (loss), consolidated statements of cash flows and consolidated statements of shareholders’ equity of IMS Health for the years ended December 31, 2015, 2014 and 2013, Management’s Report on Internal Control Over Financial Reporting and the report of the independent registered public accounting firm and the notes and financial statement schedules related thereto (incorporated by reference to IMS Health’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Commission on February 19, 2016 (File No. 001-36381)).

The unaudited condensed consolidated statements of financial position of IMS Health as of June 30, 2016 and December 31, 2015 and the condensed consolidated statements of comprehensive income for the three and six-month periods ended June 30, 2016 and 2015, condensed consolidated statements of cash flows and condensed consolidated statements of stockholders’ equity of IMS Health for the six-month periods ended June 30, 2016 and 2015, and the notes related thereto (incorporated by reference to IMS Health’s Quarterly Report on Form 10-Q for the six months ended June 30, 2016 filed with the Commission on July 28, 2016 (File No. 001-36381)).

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet of the Surviving Corporation as of June 30, 2016 and the unaudited pro forma condensed combined statements of income of the Surviving Corporation for the six months ended June 30, 2016 and the year ended December 31, 2015, and the notes related thereto, are attached hereto as Exhibit 99.4 and incorporated herein by reference.

(d) Exhibits

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2016	QUINTILES IMS HOLDINGS, INC.

	By:	/s/ James H. Erlinger III
Name: James H. Erlinger III
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1*

Agreement and Plan of Merger, dated as of May 3, 2016, by and between Quintiles Transnational Holdings Inc. and IMS Health Holdings, Inc. (which includes the Plan of Conversion dated as of May 3, 2016 as Exhibit A thereto), incorporated by reference to Exhibit 2.1 to Quintiles’ Current Report on Form 8-K, filed on May 3, 2016.

3.1	Articles of Conversion, as filed with the North Carolina Secretary of State on October 3, 2016.

3.2	Certificate of Conversion, as filed with the Delaware Secretary of State on October 3, 2016.

3.3	Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on October 3, 2016.

3.4	Amended and Restated Bylaws, effective October 3, 2016.

4.1	Indenture, dated as of September 28, 2016, among Quintiles IMS Incorporated, the Guarantors listed therein and U.S. Bank National Association, as Trustee

10.1	Letter agreement between the Company and Michael R. McDonnell effective on October 3, 2016

10.2	Letter agreement between the Company and James H. Erlinger III effective on October 3, 2016

10.3	Form of Restricted Stock Award Agreement

10.4	Amended and Restated Employment Agreement among IMS Health Holdings, Inc., IMS Health Incorporated and Ari Bousbib, dated February 12, 2014, incorporated herein by reference to Exhibit 10.25 to Amendment 2 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 10, 2014 (File No. 333-193159).

10.5	Quintiles IMS Holdings, Inc. 2010 Equity Incentive Plan.

10.6	Quintiles IMS Holdings, Inc. 2014 Incentive and Stock Award Plan.

10.7	Quintiles IMS Holdings, Inc. Defined Contribution Executive Retirement Plan

10.8	Form of Indemnification Agreement with each of the non-management directors of the Registrant

10.9	Amendment No. 3 to Third Amended and Restated Credit Agreement, dated as of October 3, 2016, among Quintiles IMS Incorporated, IMS AG, IMS Japan K.K., Quintiles IMS Holdings, Inc., the Guarantors party thereto, Bank of America N.A., as Administrative Agent and Collateral Agent, and the other Lenders party thereto, the Incremental Term A-3 Lenders party thereto and the Incremental Revolving Credit Lenders party thereto.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of IMS Health Holdings, Inc.

99.1	Press release announcing the completion of the Merger dated October 3, 2016.

99.2	Audited consolidated statements of financial position of IMS Health as of December 31, 2015 and 2014 and the consolidated statements of comprehensive income (loss), consolidated statements of cash flows and consolidated statements of shareholders’ equity of IMS Health for the years ended December 31, 2015, 2014 and 2013, Management’s Report on Internal Control Over Financial Reporting and the report of the independent registered public accounting firm and the notes and financial statement schedules related thereto (incorporated by reference to IMS Health’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Commission on February 19, 2016 (File No. 001-36381)).

99.3	Unaudited condensed consolidated statements of financial position of IMS Health as of June 30, 2016 and December 31, 2015 and the condensed consolidated statements of comprehensive income for the three and six-month periods ended June 30, 2016 and 2015, condensed consolidated statements of cash flows and condensed consolidated statements of stockholders’ equity of IMS Health for the six-month periods ended June 30, 2016 and 2015, and the notes related thereto, incorporated by reference to IMS Health’s Quarterly Report on Form 10-Q for the six months ended June 30, 2016 filed with the Commission on July 28, 2016 (File No. 001-36381).

99.4	Unaudited pro forma condensed combined balance sheet of Quintiles IMS Holdings, Inc., as of June 30, 2016 and the unaudited pro forma condensed combined statements of operations of the Company for the six months ended June 30, 2016 and the year ended December 31, 2015, and the notes related thereto.

*

The Merger Agreement and the description thereof included herein have been included to provide investors and stockholders with information regarding the terms of the agreement. They are not intended to provide any other factual information about Quintiles or IMS Health or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Quintiles or IMS Health. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Quintiles or IMS Health and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission.